United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2011 (June 1, 2011)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On June 1, 2011, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into a License Agreement (the "Agreement") with Dr. Reddy’s Laboratories (EU) Ltd. ("Dr. Reddy’s").  Under the Agreement, Medical received an exclusive worldwide license to Dr. Reddy’s radiopharmaceutical chelating agents and organic compounds for various pharmaceutical applications, known as Iotrex, for use in the field of brain cancer.  The Agreement has a term equal to the expiration date of the last of the licensed patents and is terminable sooner upon 90 days prior written agreement by the parties or by either party following breach of the Agreement and a 30 day notice and cure period.

On June 7, 2011, the Registrant issued a press release announcing its entry into the Agreement, the text of which is attached hereto as Exhibit 99.1.

ITEM 9.01  Exhibits

(c)	Exhibits

10.66	License Agreement, dated effective June 1, 2011, by and between IsoRay Medical, Inc. and Dr. Reddy’s Laboratories (EU) Ltd. (confidential treatment requested for redacted portions)

99.1	Press release, dated June 7, 2011

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 2011

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO